AMENDMENT NUMBER 1 TO
REGISTRATION RIGHTS AGREEMENT

THIS AMENDMENT AGREEMENT (the “Amendment”) is entered into as of September 5, 2006, between U.S. ENERGY CORP., a corporation organized and existing under the laws of the State of Wyoming (the “Company”), and CORNELL CAPITAL PARTNERS, LP, a Delaware limited partnership (the “Investor”).

WHEREAS, the Company and the Investor are parties to a certain Registration Rights Agreement dated as of May 5, 2006 (the “Agreement”); and

WHEREAS, the parties wish to amend the Agreement as set forth below.

NOW, THEREFORE, it is agreed:

I. Amendments.

A. Section 1(c). Section 1(c) of the Agreement is hereby deleted in its entirety and the following language shall replace said Section 1(c) of the Agreement:

c. “Registrable Securities” means the Investor’s Shares, as defined in the Standby Equity Distribution Agreement, the Warrant Shares, as defined in the Standby Equity Distribution Agreement, the shares of Common Stock issuable to Investors pursuant to the Standby Equity Distribution Agreement, and the Placement Agent’s Shares issued under the Placement Agreement. The Registration Statement shall cover the Investor’s Shares, plus three times (i) the number of shares issuable to Investors under the Standby Equity Distribution Agreement (at $7.15 per share), and (ii) the number of Warrant Shares.

B. Section 2(a). Section 2(a) of the Agreement is hereby deleted in its entirety and the following language shall replace said Section 2(a) of the Agreement:

a.
Mandatory Registration. The Company shall prepare and file with the SEC a Registration Statement on Form S-2, S-3 or on such other form as is available for resale of the Registrable Securities. The Company shall cause such Registration Statement to be declared effective by the SEC prior to the first sale to the Investor of the Company’s Common Stock pursuant to the Standby Equity Distribution Agreement. The Company shall cause the Registration Statement to remain effective until the later to occur of full completion of the Commitment Period (as such term is defined in the Standby Equity Distribution Agreement) or expiration of the Warrants. The Company shall file and see to effectiveness one or more additional Registration Statements to cover resale of the shares issuable on exercise of the Milestone Warrants, subsequent to the issuance of Milestone Warrants pursuant to the SEDA, after the date of this Amendment.

II. Miscellaneous.

A.	Except as provided hereinabove, all of the terms and conditions contained in the Agreement shall remain unchanged and in full force and effect.

B.	This Amendment is made pursuant to and in accordance with the terms and conditions of the Agreement.

C.	All capitalized but not defined terms used herein shall have those meanings ascribed to them in the Agreement.

D.    All provisions in the Agreement and any amendments, schedules or exhibits thereto in conflict with this Amendment shall be and hereby are changed to conform to this Amendment.

[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by the undersigned, thereunto duly authorized, as of the date first set forth above.

COMPANY:
U.S. ENERGY CORP.

By: /s/ Keith G. Larsen
Name Keith G. Larsen
Title: Chief Executive Officer

CORNELL CAPITAL PARTNERS, LP
By: Yorkville Advisors LLC
Its: General Partner

By: /s/ Mark A. Angelo
Name Mark A. Angelo
Title: Portfolio Manager